Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 1 Form S-4 of Dynegy Inc. of our report dated May 6, 2013 relating to the financial statements of Ameren Energy Resources Company, LLC, which appears in Annex A of Dynegy Inc.’s Registration Statement on Form S-3 ASR dated October 2, 2013.  We also consent to the reference to us under the heading “Experts” in this Registration Statement on Amendment No. 1 Form S-4.

/s/PricewaterhouseCoopers LLP

St. Louis, Missouri

July 8, 2015